Exhibit 99.1

FOR IMMEDIATE RELEASE

Alteryx Enters into Definitive Agreement to Be Acquired by Clearlake Capital Group and Insight

Partners for $4.4 Billion

Alteryx Stockholders to Receive $48.25 Per Share in Cash,

Delivering Significant and Certain Cash Value

Transaction Represents a 59% Premium to Unaffected Share Price

IRVINE, Calif., Dec. 18, 2023 – Alteryx, Inc. (NYSE: AYX), the Analytics Cloud Platform company, today announced that it has entered into a definitive agreement to be acquired by Clearlake Capital Group, L.P. (together with certain of its affiliates, “Clearlake”) and Insight Partners (“Insight”), two global private equity firms, in a transaction valued at $4.4 billion, including debt. Upon completion of the transaction, Alteryx will become a privately held company.

Under the terms of the agreement, Alteryx stockholders will receive $48.25 per share in cash for each share of Alteryx Class A or Class B common stock that they own. The per share purchase price represents a 59% premium to Alteryx’s unaffected closing stock price on September 5, 2023, the last full trading day prior to media reports regarding a possible sale transaction.

“We’re pleased to announce our agreement with Clearlake and Insight. In addition to delivering significant and certain cash value to our stockholders, this transaction will provide increased working capital and industry expertise, and the flexibility as a private company. Together, we will make investments that matter most to our customers and accelerate our mission of harnessing the power of analytics to enable customers all over the world to transform data into a breakthrough,” said Mark Anderson, CEO of Alteryx. “Over the past several years, we’ve executed a comprehensive transformation strategy to enhance our go-to-market capabilities and establish a strong cloud and AI innovation roadmap. We are excited to partner with Clearlake and Insight for the next stage of Alteryx’s journey. Both Clearlake and Insight have great respect for our mission, people and technology, and they look forward to helping our company – and in turn our customers and partners – be even more successful. I would like to thank our talented employees, whose hard work and dedication have helped us reach this milestone and will continue to fuel our success.”

“When we founded Alteryx in 1997, we did so with a vision for the future of data science and analytics. Today, Alteryx stands out as an industry leader with a differentiated platform that scales data democratization in a governed manner,” said Dean Stoecker, Co-Founder and Executive Chairman of the Alteryx Board of Directors. “Our agreement with Clearlake and Insight validates the strength of our business and the value of Alteryx’s capabilities and innovation.”

“As organizations become increasingly data driven and focused on utilizing artificial intelligence (AI) technology, we see a tremendous growth opportunity for Alteryx’s new AI products and feature-rich cloud solutions and to further its reputation as an innovator in the data preparation and data analytics markets. We believe Clearlake’s sector expertise and O.P.S.® framework for supporting company growth, coupled with Alteryx’s talented team and impactful mission, is a winning formula for enterprises looking to use data to improve and scale their businesses,” said Behdad Eghbali, Co-Founder and Managing Partner, and Prashant Mehrotra, Partner, at Clearlake. “We have long appreciated the Company’s best-in-class technology that enables users to transform data into insights, and we are thrilled to support Alteryx as it continues to push the industry forward with generative AI and machine learning SaaS technologies, as well as its growing portfolio of cloud-connected offerings.”

“Insight first met Dean in 2006. After witnessing Alteryx’s evolution into a data prep and analytics leader, our partnership began in 2014, coinciding with Alteryx’s expansion into new verticals and the development of a top-tier product,” said Deven Parekh and Ryan Hinkle, each a Managing Director at Insight Partners. “Alteryx’s success stands as a testament to their visionary founder’s exceptional ability in shaping the future of software and technology – a journey Insight takes great pride in being a part of. We’re looking forward to opening this new chapter with Alteryx as they advance into the next phase of their growth journey, focusing on cloud and AI/ML to create winning products.”

Transaction Details

The transaction, which was approved and recommended by an independent Special Committee of Alteryx’s Board of Directors and then approved by Alteryx’s Board of Directors, is expected to close in the first half of 2024, subject to customary closing conditions and approvals, including approval by Alteryx stockholders and the receipt of required regulatory approvals. Mr. Stoecker holds approximately 49% of Alteryx’s voting power and has entered into a customary voting agreement to support the transaction. The transaction is not subject to a financing condition or a “majority of the minority” stockholder vote.

Upon completion of the transaction, Alteryx’s common stock will no longer be listed on any public stock exchange.

Advisors

Qatalyst Partners is serving as exclusive financial advisor, and Wilson Sonsini Goodrich & Rosati, Professional Corporation and Fenwick & West LLP are serving as legal advisors to Alteryx.

Houlihan Lokey, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC are serving as financial advisors to Clearlake and Insight.

Sidley Austin LLP is serving as legal advisor to Clearlake.

Willkie Farr & Gallagher LLP is serving as legal advisor to Insight.

About Alteryx

Alteryx (NYSE: AYX) powers analytics for all with the award-winning Alteryx Analytics Cloud Platform. With Alteryx, enterprises can make intelligent decisions across their organizations with automated, AI-driven insights. More than 8,000 customers globally rely on Alteryx to democratize analytics across use cases and deliver high-impact business outcomes. To learn more, visit http://www.alteryx.com.

Alteryx is a registered trademark of Alteryx, Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

About Clearlake Capital

Founded in 2006, Clearlake is an investment firm operating integrated businesses across private equity, credit, and other related strategies. With a sector-focused approach, the firm seeks to partner with experienced management teams by providing patient, long term capital to dynamic businesses that can benefit from Clearlake’s operational improvement approach, O.P.S.® The firm’s core target sectors are technology, industrials, and consumer. Clearlake currently has over $70 billion of assets under management, and its senior investment principals have led or co-led over 400 investments. The firm is headquartered in Santa Monica, CA with affiliates in Dallas, TX, London, UK, Dublin, Ireland, and Singapore.

About Insight Partners

Insight Partners is a global software investor partnering with high-growth technology, software, and Internet startup and ScaleUp companies that are driving transformative change in their industries. As of June 30, 2023, the firm has over $80B in regulatory assets under management. Insight Partners has invested in more than 800 companies worldwide and has seen over 55 portfolio companies achieve an

IPO. Headquartered in New York City, Insight has offices in London, Tel Aviv, and the Bay Area. Insight’s mission is to find, fund, and work successfully with visionary executives, providing them with tailored, hands-on software expertise along their growth journey, from their first investment to IPO. For more information on Insight and all its investments, visit insightpartners.com or follow us on X @insightpartners.

Contacts

Alteryx

Media Contact:

Emily Valla

Alteryx, Inc.

pr@alteryx.com

Investor Contact:

Ryan Goodman

Alteryx, Inc

ir@alteryx.com

Clearlake

Media Contact:

Jennifer Hurson

Lambert

jhurson@lambert.com

Insight

Media Contact:

Insight Partners Public Relations

insightpr@insightpartners.com

Additional Information and Where to Find It

Alteryx, Inc. (“Alteryx”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Alteryx (the “Transaction”). Alteryx plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Mark Anderson, Charles R. Cory, Jeffrey L. Horing, Anjali Joshi, Timothy I. Maudlin, CeCe Morken, Eileen M. Schloss, Dean A. Stoecker and Dan Warmenhoven, all of whom are members of Alteryx’s board of directors, and Kevin Rubin, Alteryx’s chief financial officer, are participants in Alteryx’s solicitation. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The beneficial ownership of each such person, as of the date specified, appears in the table below. Please see the section captioned “Executive Compensation—Employment Agreements and Severance and Change in Control Benefits” in Alteryx’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2023, and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1689923/000114036123016229/ny20006541x2_def14a.htm, for certain illustrative information on the payments that may be owed to Alteryx’s named executive officers in a change of control of Alteryx.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Alteryx will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ALTERYX WILL FILE WITH THE SEC

WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Alteryx with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Alteryx’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Alteryx with the SEC in connection with the Transaction will also be available, free of charge, at Alteryx’s investor relations website (https://investor.alteryx.com), or by emailing Alteryx’s investor relations department (ir@alteryx.com).

Individual	Beneficial Ownership as of December 15, 2023
	Class A Common Stock	Class B Stock
Mark Anderson	146,209	—
Charles R. Cory	9,390	105,156
Jeffrey L. Horing	1,003,543	—
Anjali Joshi	7,806	—
Timothy I. Maudlin	41,171	36,451
CeCe Morken	7,334	—
Eileen M. Schloss	6,715	—
Dean A. Stoecker	424,205	7,296,804
Dan Warmenhoven	7,334	—
Kevin Rubin	79,703	4,863

The amounts specified above are determined in accordance with the rules of the SEC and include securities that will vest within 60 days of December 15, 2023. With respect to Mr. Horing, such beneficial ownership includes 911,829 shares of Class A Common Stock owned by investment funds affiliated with Insight Holdings Group, LLC, which entity is affiliated with one of the acquirers in the Transaction.

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including: (i) the expected timing of the closing of the Transaction; (ii) considerations taken into account by Alteryx’s Board of Directors in approving the Transaction; and (iii) expectations for Alteryx following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Alteryx’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to the right to terminate the Transaction, including in circumstances requiring Alteryx to pay a termination fee; (iii) possible disruption related to the Transaction to Alteryx’s current plans and operations, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and charges related to the Transaction; (v) the risk that Alteryx’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of Alteryx management time and attention from ongoing business operations and opportunities; (vii) the response of competitors to the Transaction; and (viii) other risks and uncertainties detailed in the periodic reports that Alteryx files with the SEC, including Alteryx’s Annual Report on Form 10-K and Alteryx’s quarterly report on Form 10-Q. All forward-looking statements in this communication are based on information available to Alteryx as of the date of this communication, and Alteryx does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.